EXHIBIT 99.1

Stronger. Safer. Infrastructure.®

October 30, 2018
St. Louis, Missouri

AEGION CORPORATION REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS

Management now targeting adjusted EPS growth of 15% to 20% in 2018; Exiting multiple underperforming operations

- Q3'18 loss per diluted share was $0.01 compared to a loss per diluted share of $2.23 in Q3'17. Q3'18 adjusted (non-GAAP)[1] earnings per diluted share were $0.45, up 43 percent from prior year earnings per diluted share of $0.32.
- Adjusted operating income increased 26 percent to $25 million, resulting in a 160 basis point improvement in adjusted operating margin to 7.4 percent.
- As part of the comprehensive portfolio review discussed in early August, management is announcing further restructuring initiatives, which primarily include the exit of multiple additional international operations not meeting the required long-term financial targets to deliver sustainable earnings growth. Cash costs associated with additional restructuring initiatives are estimated to be $8 to $10 million, with expected annualized savings of more than $5 million as well as the elimination of significant losses from underperforming international businesses over the last several years.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related expenses, goodwill impairment, definite-lived intangible asset impairment and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results begins on page 8.

Q3 2018 HIGHLIGHTS

- Revenues were $340 million in Q3'18, down slightly from the prior year as strength in Energy Services and Corrosion Protection was offset by declines in Infrastructure Solutions due to an unfavorable project mix within North America CIPP operations.
- Adjusted operating income growth of $5.2 million was primarily driven by significantly improved results from Corrosion Protection, due to strong execution on multiple coating projects.
- Contract backlog as of September 30, 2018 was $671 million with new orders in the quarter of $298 million. Ending backlog declined 12 percent from the prior year, primarily driven by reductions due to exited or to be exited businesses, work completed on the large Middle East coating projects and the roll off of two large Energy Services contracts expected to renew in Q4'18. Adjusting for these items, backlog is on par with the prior year.

"Aegion delivered Q3'18 adjusted EPS sharply above the prior year, driven by ongoing improvements from restructured businesses and exceptional execution from our coating services business within Corrosion Protection. Partly offsetting this strength, Infrastructure Solutions was impacted unfavorably by project mix both in the quarter and at the bid table, and we've seen weaker than expected top-line growth in the cathodic protection business year to date. Reflecting these impacts, we now expect earnings growth in FY'18 to be 15 to 20 percent above FY'17 results.

As we look to further streamline the company, we are exiting multiple additional international businesses. These operations, as well as Australia and Denmark, delivered combined revenues of less than 5 percent of Aegion's total, but with underperformance that has generated $5 million of adjusted pre-tax losses year to date, or $0.11 of adjusted diluted losses per share. We feel confident that exiting these businesses will drive improved focus on optimizing operations within our core markets to deliver organic growth in 2019 and beyond."

Charles R. Gordon, President and Chief Executive Officer



Revenues
$341.9
$339.7
(0.6)%
Gross Profit
$73.4
$72.7
(1.0)%
$73.4
$73.4
(0.1)%
Operating Income (Loss)
$(75.3)
$13.0
$19.8
$25.0
26.1%
Q3'17
Q3'18
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP)1 results
Gross Margin
21.5%
21.4%
21.5%
21.6%
Operating Margin
(22.0)%
3.8%
5.8%
7.4%

INFRASTRUCTURE SOLUTIONS IMPROVED MARGINS VS Q3'17 DESPITE UNFAVORABLE REVENUE MIX IMPACT



Revenues
$174.2
$155.7
(10.6)%
Q3'17
Q3'18



Gross Profit
$41.2
$38.1
$41.2
$38.3
(7.4)%
(7.0)%
Q3'17
Q3'18
Q3'17
Q3'18



Operating Income (Loss)
$10.4
$17.0
$16.7
$(74.0)
(2.3)%
Q3'17
Q3'18
Q3'17
Q3'18

in USD millions, except percentages

- GAAP results
- Adjusted (non-GAAP) results



Gross Margin
23.6%
24.5%
23.6%
24.6%
Q3'17
Q3'18
Q3'17
Q3'18



Operating Margin
6.7%
9.8%
10.7%
(42.5)%
Q3'17
Q3'18
Q3'17
Q3'18

Q3 2018 Highlights

- Revenues of $156 million declined 11 percent from Q3'17 primarily due to an unfavorable mix within North America CIPP. Despite a 15 percent increase in installed CIPP liner footage, average revenue per foot declined nearly 25 percent due to a higher mix of lower-value small diameter projects, which resulted in a net negative impact to revenues of approximately $18 million.

- Offsetting much of the top-line weakness, adjusted gross margins and adjusted operating margins increased 100 basis points and 90 basis points, respectively, primarily led by improvements within restructured operations of Fyfe North America, Europe and Australia.

- Combined adjusted losses from the Denmark and Australia CIPP businesses were $1.2 million in Q3'18 and $3.7 million year to date.

Productivity within the North America CIPP business improved in the quarter following weaker results in 1H'18 from weather and new crew ramp up. However, revenues were significantly impacted by a lower mix of large diameter projects and related subcontractor content, as well as the impact of a favorable royalty settlement in the prior year of $4 million.

While we expect a further mix impact in Q4'18, we are encouraged by the health of the bid table as we approach 2019 and the sales organization is focused on targeting an improved mix of new business. Additionally, pressure pipe bookings year to date are up 35 percent with a number of larger projects slated to be completed in 2019 at favorable margins.

2018 Outlook

Revenues for Infrastructure Solutions are now expected to be flat to slightly down from FY'17 record levels, driven by the unfavorable mix in projects in Q3'18 and expected Q4'18 mix in current backlog. Adjusted operating margins are now expected to be on par to slightly improved from FY'17.

- Contract backlog at September 30, 2018 declined 4 percent from the prior year to $343 million, primarily driven by the exit of the Fyfe North America structural construction business in late FY'17 and lower international backlog from exited or to be exited international businesses. North America CIPP backlog grew 2 percent from prior year levels.

- Contracting operations were completed in Denmark in September and final wind-down activities are under way. Management is in active discussions with prospective buyers for a possible sale of the Australia and Denmark CIPP operations and expects a divestiture of both businesses by Q1'19.



Infrastructure Solutions
Contract Backlog
$358.5
$343.0
(4.3)%
9/30/17
9/30/18

in USD millions, except percentage

CORROSION PROTECTION IMPROVED ACROSS ALL KEY METRICS COMPARED TO Q3'17



Revenues
$102.3
$105.6
3.3%
Q3'17
Q3'18
Gross Profit
$23.1
$26.4
14.5%
$23.1
$27.0
16.9%
Q3'17
Q3'18
Q3'17
Q3'18
Operating Income (Loss)
$(2.7)
$2.5
$1.3
$8.2
518.8%
Q3'17
Q3'18
Q3'17
Q3'18
Gross Margin
22.5%
25.0%
22.6%
25.5%
Q3'17
Q3'18
Q3'17
Q3'18
Operating Margin
(2.6)%
2.3%
1.3%
7.8%
Q3'17
Q3'18
Q3'17
Q3'18
in USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results

Q3 2018 Highlights

- Adjusted operating income grew nearly six-fold from the prior year to $8 million, driven by strong performance on multiple coating services projects.
- Revenues grew 3 percent, primarily due to work executed on the large Middle East coating projects and despite the August FY'18 Bayou sale. Partly offsetting these results, cathodic protection revenues were down due to a lack of large construction projects and continued customer-driven delays in timing of work releases for Tite Liner® projects in Canada and the Middle East.
- Cathodic protection adjusted gross margins are up more than 400 basis points year to date, led by improvements in project execution across multiple key revenue streams.

Corrosion Protection delivered strong Q3'18 results, driven primarily by significant work on the large Middle East coating projects, which are now more than 80 percent complete. In the cathodic protection business, we've seen continued improvements in project execution though top-line recovery has been slower than expected as we rebuild the business following weak FY'17 performance. We are starting to see this trend improve with sharply higher win rates over the last several months and a 10 percent increase in year-over-year orders since June. We expect this momentum to continue, which will position the business well going into 2019.

2018 Outlook

Revenues for Corrosion Protection are expected to decline approximately 15 percent from FY'17, reflecting the lost contribution from the large deepwater project and the August FY'18 Bayou sale. Excluding the large project, revenues are projected to increase 5 to 10 percent, declining from previous guidance due to top-line weakness within cathodic protection. Adjusted operating margins are still expected to be between 3.5 and 4 percent.

- Contract backlog at September 30, 2018 declined 21 percent from the prior year primarily due to the roll off of nearly $30 million in work performed on the international robotic coating projects. Additionally, cathodic protection backlog is down nearly 10 percent from the prior year due to the completion of several large construction projects that were in backlog in the prior year.
- Remaining work on the large Middle East coating projects is expected to be completed during Q1'19.



Corrosion Protection
Contract Backlog
$174.0 (1)
$136.7
(21.4)%
9/30/17
9/30/18
in USD millions, except percentage

(1) *Excludes $16.7 million related to Bayou*

ENERGY SERVICES GREW REVENUES SIGNIFICANTLY; PROFITS IMPACTED BY ISOLATED PROJECT CHALLENGES


Revenues
$65.4
$78.4
19.8%
Q3'17
Q3'18


Gross Profit
$9.2
$8.1
(11.6)%
$9.2
$8.1
(11.6)%
Q3'17
Q3'18
Q3'17
Q3'18


Operating Income
$1.5
(89.8)%
$0.1
$1.5
(88.8)%
$0.2
Q3'17
Q3'18
Q3'17
Q3'18

in USD millions, except percentages

- GAAP results
- Adjusted (non-GAAP) results


Gross Margin
14.0%
10.4%
14.0%
10.4%
Q3'17
Q3'18
Q3'17
Q3'18


Operating Margin
2.2%
0.2%
2.2%
0.2%
Q3'17
Q3'18
Q3'17
Q3'18

Q3 2018 Highlights

- Revenues increased 20 percent from the prior year due to significant increases in maintenance and construction activities, offsetting declines in turnarounds.
- Adjusted operating income declined $1.3 million, primarily driven by isolated challenges on a large lump-sum construction project substantially completed in the quarter. We are pursuing additional cost recovery associated with the project that could favorably impact Q4'18.
- Energy Services completed the acquisition of a specialty turnaround contractor, P2S, in Q3'18 for $3 million. This investment provides expertise, equipment and relationships to expand turnaround service offerings in 2019 and beyond.

After multiple quarters of year-over-year improvement, Energy Services' profitability declined in Q3'18 due to a large lump-sum construction contract that nearly doubled in scope over the course of the project and led to significantly lower than planned productivity levels. Work is now complete on the lump-sum portion of the contract and we expect additional cost recovery in Q4'18 that will offset some of the Q3'18 weakness.

Looking forward, all planned labor transitions are expected to be completed by year-end FY'18, enabling greater focus in 2019 on expanding specialty service offerings to drive growth.

2018 Outlook

Energy Services is expected to deliver mid- to upper single digit revenue growth in FY'18. Operating margins are expected to be approximately 2.5 percent, increasing approximately 50 basis points over FY'17 levels.

- Contract backlog as of September 30, 2018 declined 10 percent from the prior year, primarily driven by the roll off of more than $30 million related to refinery maintenance agreements with two large customers, which are expected to be renewed in Q4'18.
- Final refinery labor transitions are expected to be completed by year end, resulting in cost savings in 2019 related to reducing overheads that were necessary to manage transition activities over the last two years.


Energy Services
Contract Backlog
$213.0
$191.0
(10.3)%
9/30/17
9/30/18

in USD millions, except percentage

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

RESTRUCTURING UPDATE

In August 2017, Aegion announced a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, including plans to (i) divest Bayou; (ii) exit all non-pipe related contract applications for the Tyfo® system in North America; (iii) right-size the cathodic protection services operation in Canada and the CIPP businesses in Australia and Denmark; and (iv) reduce corporate and other operating costs (the "2017 Restructuring").

- Aegion completed the divestiture of the Bayou business in late August 2018 for a total purchase price of $46 million, consisting of $38 million paid in cash at closing and $8 million in a fully secured two-year loan payable to Aegion. The sale resulted in a pre-tax loss of $8.7 million.
- While restructuring actions in Australia led to year-over-year improvements in operating results, an assessment of the long-term fit led to the decision in May 2018 to divest the CIPP contracting business. Additionally, in July 2018, a decision was made to exit the Denmark CIPP business. In Australia, a sales process remains under way with a prospective buyer and a transaction is currently expected by Q1'19. In Denmark, contracting activities were completed at the end of September and teams are working through final punch list items and closure-related activities. Discussions are also under way with a prospective buyer for selected assets of the Danish business, with a transaction expected by the end of 2018. As of September 30, 2018, Australia's and Denmark's assets and liabilities were classified as held for sale on the balance sheet.
- During the first nine months of 2018, total pre-tax 2017 Restructuring charges recorded were $16 million. Total pre-tax restructuring and related impairment charges incurred to date are $126 million, including cash charges of $21 million and non-cash charges of $105 million, of which $86 million related to a FY'17 impairment charge as part of exiting the Fyfe structural contracting business in North America. Management expects $130 million in total restructuring and impairment charges for actions 1) announced in August 2017 and 2) associated with the decisions to divest the Australia and Denmark CIPP businesses.

In October 2018, Aegion approved additional 2017 Restructuring actions to improve the Company's operational focus, cost-effectiveness and financial performance. Accordingly, the Company will exit multiple additional international locations as well as take action to further optimize operations within North America. The additional 2017 Restructuring actions are expected to drive incremental annual savings of more than $5 million as well as eliminate significant losses from underperforming international businesses over the last several years. Total charges associated with the additional 2017 Restructuring actions are expected to be approximately $25 million, including cash charges of $8 to $10 million. Most charges are expected to be incurred by mid-2019.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially. Information regarding the impacts of the Tax Cuts and Jobs Act is based on our current calculations, as well as our current interpretations, assumptions and expectations, which are subject to further change.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters and nine-month periods ended September 30, 2018 and 2017 exclude charges related to the Company's restructuring efforts, acquisition and divestiture-related activities, credit facility amendment fees, goodwill impairment, definite-lived intangible asset impairment and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,	
	2018	2017	2018	2017
Revenues	$ 339,679	$ 341,872	$ 999,570	$ 1,021,520
Cost of revenues	267,006	268,430	794,340	800,898
Gross profit	72,673	73,442	205,230	220,622
Operating expenses	51,386	54,872	161,750	165,812
Goodwill impairment	1,389	45,390	1,389	45,390
Definite-lived intangible asset impairment	870	41,032	870	41,032
Acquisition and divestiture expenses	4,800	1,980	6,024	2,513
Restructuring and related charges	1,219	5,439	4,548	5,439
Operating income (loss)	13,009	(75,271)	30,649	(39,564)
Other income (expense):				
Interest expense	(3,870)	(3,962)	(13,236)	(12,014)
Interest income	130	33	239	117
Other	(9,281)	(798)	(10,049)	(1,593)
Total other expense	(13,021)	(4,727)	(23,046)	(13,490)
Income (loss) before taxes on income	(12)	(79,998)	7,603	(53,054)
Taxes (benefit) on income	(153)	(5,954)	1,740	1,144
Net income (loss)	141	(74,044)	5,863	(54,198)
Non-controlling interests (income) loss	(588)	546	(458)	(2,414)
Net income (loss) attributable to Aegion Corporation	$ (447)	$ (73,498)	$ 5,405	$ (56,612)
Earnings (loss) per share attributable to Aegion Corporation:				
Basic	$ (0.01)	$ (2.23)	$ 0.17	$ (1.70)
Diluted	$ (0.01)	$ (2.23)	$ 0.16	$ (1.70)
Weighted average shares outstanding - Basic	32,312,000	32,905,142	32,390,777	33,363,472
Weighted average shares outstanding - Diluted	32,312,000	32,905,142	33,058,006	33,363,472

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended September 30, 2018

	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Tax Cuts and Jobs Act (3)	As Adjusted (Non-GAAP)
Affected Line Items:					
Cost of revenues	$ 267,006	$ (705)	$ —	$ —	$ 266,301
Gross profit	72,673	705	—	—	73,378
Operating expenses	51,386	(3,018)	—	—	48,368
Goodwill impairment	1,389	(1,389)	—	—	—
Definite-lived intangible asset impairment	870	(870)	—	—	—
Acquisition and divestiture expenses	4,800	—	(4,800)	—	—
Restructuring and related charges	1,219	(1,219)	—	—	—
Operating income	13,009	7,201	4,800	—	25,010
Other income (expense):					
Other	(9,281)	222	8,729	—	(330)
Income (loss) before taxes on income	(12)	7,423	13,529	—	20,940
Taxes (benefit) on income	(153)	597	3,454	1,536	5,434
Net income	141	6,826	10,075	(1,536)	15,506
Net income (loss) attributable to Aegion Corporation	(447)	6,826	10,075	(1,536)	14,918
Diluted earnings (loss) per share:					
Net income (loss) attributable to Aegion Corporation	$ (0.01)	$ 0.21	$ 0.30	$ (0.05)	$ 0.45

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $705 primarily related to inventory obsolescence; (ii) pre-tax restructuring charges for operating expenses of $3,018 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,389 and $870, respectively, related to the restructured operations in Denmark; (iv) pre-tax restructuring and related charges of $1,219 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs; and (v) pre-tax restructuring charges for other expense of $222 related to the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $4,800 incurred in connection with the Company's divestiture of Bayou, small acquisitions in both Corrosion Protection and Energy Services, and the planned divestitures of the CIPP operations in Australia and Denmark; and (ii) an $8,729 loss on the divestiture of Bayou.

(3) Includes non-GAAP adjustments related to income tax reversals resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended September 30, 2017

	As Reported (GAAP)	Restructuring Charges (1)	Long-Lived Asset and Goodwill Impairments (2)	Acquisition/ Divestiture Related Expenses (3)	As Adjusted (Non-GAAP)
Affected Line Items:					
Operating expenses	$ 54,872	$ (1,258)	$ —	$ —	$ 53,614
Goodwill impairment	45,390	—	(45,390)	—	—
Definite-lived intangible asset impairment	41,032	—	(41,032)	—	—
Acquisition and divestiture expenses	1,980	—	—	(1,980)	—
Restructuring and related charges	5,439	(5,439)	—	—	—
Operating income (loss)	(75,271)	6,697	86,422	1,980	19,828
Income (loss) before taxes (benefit)	(79,998)	6,697	86,422	1,980	15,101
Taxes (benefit) on income (loss)	(5,954)	959	9,214	800	5,019
Net income (loss)	(74,044)	5,738	77,208	1,180	10,082
Net income (loss) attributable to Aegion Corporation	(73,498)	5,738	77,208	1,180	10,628
Diluted earnings (loss) per share:					
Net income (loss) attributable to Aegion Corporation	$ (2.23)	$ 0.17	$ 2.34	$ 0.04	$ 0.32

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for operating expenses of $1,258 primarily related to wind-down and other restructuring-related charges; and (ii) pre-tax restructuring and related charges of $5,439 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs.

(2) Includes non-GAAP adjustments related to pre-tax charges for: (i) goodwill impairment of $45,390 for the Fyfe reporting unit; and (ii) definite-lived intangible asset impairment of $41,032 for Fyfe North America.

(3) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's acquisition of Environmental Techniques and the Company's planned divestiture of Bayou.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Nine Months Ended September 30, 2018

	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divestiture Related Expenses (2)	Credit Facility Fees (3)	Tax Cuts and Jobs Act (4)	As Adjusted (Non-GAAP)
Affected Line Items:						
Cost of revenues	$ 794,340	$ (705)	$ —	$ —	$ —	$ 793,635
Gross profit	205,230	705	—	—	—	205,935
Operating expenses	161,750	(7,846)	—	—	—	153,904
Goodwill impairment	1,389	(1,389)	—	—	—	—
Definite-lived intangible asset impairment	870	(870)	—			—
Acquisition and divestiture expenses	6,024	—	(6,024)	—	—	—
Restructuring and related charges	4,548	(4,548)	—	—	—	—
Operating income	30,649	15,358	6,024	—	—	52,031
Other income (expense):						
Interest expense	(13,236)	—	—	1,789	—	(11,447)
Other	(10,049)	222	8,729	—	—	(1,098)
Income before taxes on income	7,603	15,580	14,753	1,789	—	39,725
Taxes on income	1,740	1,618	3,729	472	1,536	9,095
Net income	5,863	13,962	11,024	1,317	(1,536)	30,630
Net income attributable to Aegion Corporation	5,405	13,962	11,024	1,317	(1,536)	30,172
Diluted earnings per share:						
Net income attributable to Aegion Corporation	$ 0.16	$ 0.43	$ 0.33	$ 0.04	$ (0.05)	$ 0.91

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $705 primarily related to inventory obsolescence; (ii) pre-tax restructuring charges for operating expenses of $7,846 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,389 and $870, respectively, related to the restructured operations in Denmark; (iv) pre-tax restructuring and related charges of $4,548 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs; and (v) pre-tax restructuring charges for other expense of $222 related to the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $6,024 incurred in connection with the Company’s divestiture of Bayou, small acquisitions in both Corrosion Protection and Energy Services, and the planned divestitures of the CIPP operations in Australia and Denmark; and (ii) an $8,729 loss on the divestiture of Bayou.

(3) Includes non-GAAP charges related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

(4) Includes non-GAAP adjustments related to income tax reversals resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Nine Months Ended September 30, 2017

	As Reported (GAAP)	Restructuring Charges (1)	Long-Lived Asset and Goodwill Impairments (2)	Acquisition/ Divestiture Related Expenses (3)	As Adjusted (Non-GAAP)
Affected Line Items:					
Cost of revenues	$ 800,898	$ (156)	$ —	$ —	$ 800,742
Gross profit	220,622	156	—	—	220,778
Operating expenses	165,812	(1,292)	—	—	164,520
Goodwill impairment	45,390	—	(45,390)	—	—
Definite-lived intangible asset impairment	41,032	—	(41,032)	—	—
Acquisition-related expenses	2,513	—	—	(2,513)	—
Restructuring and related charges	5,439	(5,439)	—	—	—
Operating income (loss)	(39,564)	6,887	86,422	2,513	56,258
Income (loss) before taxes (benefit)	(53,054)	6,887	86,422	2,513	42,768
Taxes on income (loss)	1,144	1,194	9,214	908	12,460
Net income (loss)	(54,198)	5,693	77,208	1,605	30,308
Net income (loss) attributable to Aegion Corporation	(56,612)	5,693	77,208	1,605	27,894
Diluted earnings (loss) per share:					
Net income (loss) attributable to Aegion Corporation	$ (1.70)	$ 0.17	$ 2.30	$ 0.05	$ 0.82

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $156 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $1,292 primarily related to wind-down and other restructuring-related charges; and (iii) pre-tax restructuring and related charges of $5,439 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs.

(2) Includes non-GAAP adjustments related to pre-tax charges for: (i) goodwill impairment of $45,390 for the Fyfe reporting unit; and (ii) definite-lived intangible asset impairment of $41,032 for Fyfe North America.

(3) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's acquisition of Environmental Techniques and the Company's planned divestiture of Bayou.

Segment Reporting

Infrastructure Solutions

(in thousands)	Quarter Ended September 30, 2018			Quarter Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 155,681	$ —	$ 155,681	$ 174,161	$ —	$ 174,161
Cost of revenues	117,546	(138)	117,408	132,972	15	132,987
Gross profit	38,135	138	38,273	41,189	(15)	41,174
Gross profit margin	24.5%		24.6%	23.6 %		23.6%
Operating expenses	24,078	(2,465)	21,613	25,284	(1,158)	24,126
Goodwill impairment	1,389	(1,389)	—	45,390	(45,390)	—
Definite-lived intangible asset impairment	870	(870)	—	41,032	(41,032)	—
Acquisition and divestiture expenses	216	(216)	—	118	(118)	—
Restructuring and related charges	1,184	(1,184)	—	3,390	(3,390)	—
Operating income (loss)	10,398	6,262	16,660	(74,025)	91,073	17,048
Operating margin	6.7%		10.7%	(42.5)%		9.8%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, fixed asset disposals, goodwill and definite-lived intangible asset impairments and other restructuring charges; and (ii) expenses incurred in connection with the planned divestitures of the CIPP businesses in Australia and Denmark.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) impairment charges to goodwill and definite-lived intangible assets related to the Fyfe reporting unit; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Environmental Techniques.

Corrosion Protection

(in thousands)	Quarter Ended September 30, 2018			Quarter Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 105,624	$ —	$ 105,624	$ 102,276	$ —	$ 102,276
Cost of revenues	79,213	(567)	78,646	79,213	(15)	79,198
Gross profit	26,411	567	26,978	23,063	15	23,078
Gross profit margin	25.0%		25.5%	22.5 %		22.6%
Operating expenses	19,344	(553)	18,791	21,855	(100)	21,755
Acquisition and divestiture expenses	4,569	(4,569)	—	1,862	(1,862)	—
Restructuring and related charges	35	(35)	—	2,049	(2,049)	—
Operating income (loss)	2,463	5,724	8,187	(2,703)	4,026	1,323
Operating margin	2.3%		7.8%	(2.6)%		1.3%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, inventory obsolescence and other restructuring charges; and (ii) expenses incurred in connection with the acquisition of Hebna and divestiture of the Bayou business.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; and (ii) expenses incurred in connection with the planned disposal of the Bayou business.

Energy Services

(in thousands)	Quarter Ended September 30, 2018			Quarter Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Revenues	$ 78,374	$ —	$ 78,374	$ 65,435	$ —	$ 65,435
Cost of revenues	70,247	—	70,247	56,245	—	56,245
Gross profit	8,127	—	8,127	9,190	—	9,190
Gross profit margin	10.4%		10.4%	14.0%		14.0%
Operating expenses	7,964	—	7,964	7,733	—	7,733
Acquisition-related expenses	15	(15)	—	—	—	—
Operating income	148	15	163	1,457	—	1,457
Operating margin	0.2%		0.2%	2.2%		2.2%

(1) Includes non-GAAP adjustments related to expenses incurred in connection with the acquisition of Plant Performance Services, LLC.

Segment Reporting

Infrastructure Solutions

(in thousands)	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 450,840	$ —	$ 450,840	$ 451,340	$ —	$ 451,340
Cost of revenues	350,047	(138)	349,909	344,537	(141)	344,396
Gross profit	100,793	138	100,931	106,803	141	106,944
Gross profit margin	22.4%		22.4%	23.7 %		23.7%
Operating expenses	74,475	(5,775)	68,700	76,564	(1,192)	75,372
Goodwill impairment	1,389	(1,389)	—	45,390	(45,390)	—
Definite-lived intangible asset impairment	870	(870)	—	41,032	(41,032)	—
Acquisition and divestiture expenses	535	(535)	—	651	(651)	—
Restructuring and related charges	3,961	(3,961)	—	3,390	(3,390)	—
Operating income (loss)	19,563	12,668	32,231	(60,224)	91,796	31,572
Operating margin	4.3%		7.1%	(13.3)%		7.0%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, fixed asset disposals, goodwill and definite-lived intangible asset impairments and other restructuring charges; and (ii) expenses incurred in connection with the planned divestitures of the CIPP businesses in Australia and Denmark.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) impairment charges to goodwill and definite-lived intangible assets related to the Fyfe reporting unit; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Environmental Techniques.

Corrosion Protection

(in thousands)	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 300,118	$ —	$ 300,118	$ 353,381	$ —	$ 353,381
Cost of revenues	225,594	(567)	225,027	266,718	(15)	266,703
Gross profit	74,524	567	75,091	86,663	15	86,678
Gross profit margin	24.8%		25.0%	24.5%		24.5%
Operating expenses	62,279	(2,071)	60,208	66,949	(100)	66,849
Acquisition and divestiture expenses	5,474	(5,474)	—	1,862	(1,862)	—
Restructuring and related charges	587	(587)	—	2,049	(2,049)	—
Operating income	6,184	8,699	14,883	15,803	4,026	19,829
Operating margin	2.1%		5.0%	4.5%		5.6%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, inventory obsolescence and other restructuring charges; and (ii) expenses incurred in connection with the acquisition of Hebna and divestiture of the Bayou business.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; and (ii) expenses incurred in connection with the planned disposal of the Bayou business.

Energy Services

(in thousands)	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Revenues	$ 248,612	$ —	$ 248,612	$ 216,799	$ —	$ 216,799
Cost of revenues	218,699	—	218,699	189,643	—	189,643
Gross profit	29,913	—	29,913	27,156	—	27,156
Gross profit margin	12.0%		12.0%	12.5%		12.5%
Operating expenses	24,996	—	24,996	22,299	—	22,299
Acquisition-related expenses	15	(15)	—	—	—	—
Operating income	4,902	15	4,917	4,857	—	4,857
Operating margin	2.0%		2.0%	2.2%		2.2%

(1) Includes non-GAAP adjustments related to expenses incurred in connection with the acquisition of Plant Performance Services, LLC.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	September 30, 2018	December 31, 2017
Assets		
Current assets		
Cash and cash equivalents	$ 67,410	$ 105,717
Restricted cash	1,835	1,839
Receivables, net of allowances of $5,868 and $5,775, respectively	194,941	201,570
Retainage	33,751	33,002
Contract assets	88,348	75,371
Inventories	63,144	63,969
Prepaid expenses and other current assets	33,435	35,282
Assets held for sale	10,173	70,314
Total current assets	493,037	587,064
Property, plant & equipment, less accumulated depreciation	107,792	109,040
Other assets		
Goodwill	261,757	260,715
Identified intangible assets, less accumulated amortization	124,449	132,345
Deferred income tax assets	1,641	1,666
Other assets	26,362	16,269
Total other assets	414,209	410,995
Total Assets	$ 1,015,038	$ 1,107,099
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 75,654	$ 70,611
Accrued expenses	83,682	92,011
Contract liabilities	35,297	51,597
Current maturities of long-term debt	26,548	26,555
Liabilities held for sale	6,423	20,900
Total current liabilities	227,604	261,674
Long-term debt, less current maturities	279,269	318,240
Deferred income tax liabilities	9,749	9,211
Other non-current liabilities	12,332	12,918
Total liabilities	528,954	602,043
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 32,313,990 and 32,462,542, respectively	323	325
Additional paid-in capital	128,330	140,749
Retained earnings	382,367	376,694
Accumulated other comprehensive loss	(32,668)	(23,522)
Total stockholders' equity	478,352	494,246
Non-controlling interests	7,732	10,810
Total equity	486,084	505,056
Total Liabilities and Equity	$ 1,015,038	$ 1,107,099

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	For the Nine Months Ended September 30, 2018	2017
Cash flows from operating activities:		
Net income (loss)	$ 5,863	$ (54,198)
Adjustments to reconcile to net cash provided by operating activities:		
Depreciation and amortization	27,692	34,410
Gain on sale of fixed assets	(423)	(6)
Equity-based compensation expense	6,201	8,104
Deferred income taxes	647	(4,511)
Non-cash restructuring charges	5,891	102
Goodwill impairment	1,389	45,390
Definite-lived intangible asset impairment	870	41,032
Loss on sale of businesses	8,729	—
Loss on foreign currency transactions	1,231	1,659
Other	(119)	(1,129)
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	(19,247)	(54,040)
Inventories	(3,188)	(4,645)
Prepaid expenses and other assets	678	6,562
Accounts payable and accrued expenses	(256)	23,726
Contract liabilities	(21,537)	(9,869)
Other operating	(396)	(79)
Net cash provided by operating activities	14,025	32,508
Cash flows from investing activities:		
Capital expenditures	(22,230)	(22,515)
Proceeds from sale of fixed assets	955	423
Patent expenditures	(197)	(340)
Acquisition activity	(9,000)	(9,045)
Sale of Bayou, net of cash disposed	37,942	—
Net cash provided by (used in) investing activities	7,470	(31,477)
Cash flows from financing activities:		
Repurchase of common stock	(18,622)	(31,730)
Investments from non-controlling interests	—	158
Distributions to non-controlling interests	—	(71)
Payment of contingent consideration	—	(500)
Credit facility amendment fees	(1,093)	—
Principal payments on notes payable	(26)	150
Proceeds from line of credit, net	(19,000)	14,000
Principal payments on long-term debt	(19,688)	(15,085)
Net cash used in financing activities	(58,429)	(33,078)
Effect of exchange rate changes on cash	(2,366)	3,289
Net decrease in cash, cash equivalents and restricted cash for the period	(39,300)	(28,758)
Cash, cash equivalents and restricted cash, beginning of year	108,545	134,392
Cash, cash equivalents and restricted cash, end of period	69,245	105,634
Cash, cash equivalents and restricted cash associated with assets held for sale, end of period	—	(8,909)
Cash, cash equivalents and restricted cash, end of period	$ 69,245	$ 96,725